Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Anthony Redding, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports First-Quarter 2025 Financial Results

ROCHESTER, N.Y., May 8, 2025– Eastman Kodak Company (NYSE: KODK) today reported financial results for the first quarter 2025.

First quarter 2025 highlights include:

•
Consolidated revenues of $247 million, compared with $249 million for Q1 2024, roughly flat year over year
•
Gross profit of $46 million, compared with $49 million for Q1 2024, a decrease of $3 million or 6 percent
•
Gross profit percentage of 19 percent, compared with 20 percent for Q1 2024, roughly flat year over year
•
GAAP net loss of $7 million, compared with net income of $32 million for Q1 2024, a decrease of $39 million or 122 percent
•
Operational EBITDA of $2 million, compared with $4 million for Q1 2024, a decrease of $2 million or 50 percent
•
A quarter-end cash balance of $158 million, compared with $201 million on December 31, 2024, a decrease of $43 million; cash flow from operations decreased by $55 million from the prior-year period

“In the first quarter, we continued to focus on key elements of our long-term plan: streamlining our operations, shedding unprofitable businesses and investing in long-term growth initiatives,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “Our Advanced Materials & Chemicals unit continues to leverage our strengths in layering, coating and chemicals to drive growth now and develop new businesses for the future. The group’s new cGMP manufacturing facility, which we expect to be online later this year, will expand our current pharma business into manufacturing FDA-regulated diagnostic test reagents. Our investment in the new pharma facility is just one example of our commitment to investing in U.S.-based manufacturing. We also manufacture all our film products and the world's fastest inkjet presses in the U.S., and we are the last remaining U.S. manufacturer of lithographic printing plates. Our commitment to manufacturing in-country gives our customers the highest quality and a

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more reliable supply and reduces our environmental impact. In the first quarter, Kodak also continued to progress as planned in the termination of our KRIP U.S. pension plan and establishment of a comparable new plan for our employees. Looking ahead, we will continue to navigate an uncertain short-term business environment by unwavering focus on execution of our long-term plan.”

For the quarter ended March 31, 2025, revenues were $247 million, a decrease of $2 million or 1 percent compared to the same period in 2024. Adjusting for the unfavorable impact of foreign exchange of $3 million, revenues increased by $1 million, or essentially flat when compared to the prior year.

GAAP net loss was $7 million for the quarter, compared to net income of $32 million in 2024, a decrease of $39 million or 122 percent. Operational EBITDA for the quarter ended March 31, 2025, was $2 million, compared to $4 million in 2024, a decrease of $2 million or 50 percent. Adjusting for the unfavorable impact of foreign exchange of $1 million, Operational EBITDA decreased by $1 million or 25% compared to the prior year. The decrease in Operational EBITDA was primarily driven by higher aluminum and manufacturing costs partially offset by price increases and volume improvements.

Kodak ended the quarter with a cash balance of $158 million, a decrease of $43 million from December 31, 2024. The decrease was primarily driven by capital expenditures to fund growth initiatives, investments in technology systems and organizational structure, increased investment in inventory, impact of higher costs and lower profitability from operations.

“In the first quarter of 2025, Kodak continued to invest in increasing operational efficiency and developing new businesses,” said David Bullwinkle, Kodak’s CFO. “The decline in revenue has slowed, which is in line with expectations and reflects our ongoing focus on generating smart revenue in our Print business to drive stronger profitability as well as volume growth in our AM&C business. Kodak ended the quarter with a cash balance of $158 million, compared with $201 million on December 31, 2024. Our use of cash was primarily driven by our continuing investments in AM&C growth initiatives and increased commodity and manufacturing costs. For the balance of the year, we plan to further optimize our business processes to create more efficient operations and continue to invest in our future.”

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Revenue and Operational EBITDA by Reportable Segment Q1 2025 vs. Q1 2024

(in millions)
Q1 2025 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$165	$74	$4	$243
Operational EBITDA *	$(9)	$7	$4	$2

Q1 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$182	$59	$4	$245
Operational EBITDA *	$-	$1	$3	$4

Q1 2025 vs. Q1 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(17)	$15	$-	$(2)
Operational EBITDA *	$(9)	$6	$1	$(2)

Q1 2025 Actuals on constant currency ** vs. Q1 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(14)	$15	$-	$1
Operational EBITDA *	$(8)	$6	$1	$(1)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2024, rather than the actual average exchange rates in effect for the three months ended March 31, 2025.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Kodak Reports First-Quarter 2025 Financial Results Page 4

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results or outcomes, or timing of actual results or outcomes, to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events, results or outcomes, or their timing, to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2024 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak's continued ability to manage world-wide cash through intercompany loans, distributions and other mechanisms, and Kodak's ability to provide or facilitate financing for its customers; Kodak's receipt of projected reversion proceeds from the liquidation of the Kodak Retirement Income Plan (KRIP) at the time contemplated; Kodak’s ability to fund continued investments, capital needs and collateral requirements and to service its debt and Series B Preferred Stock and Series C Preferred Stock; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, geopolitical issues such as the war in Ukraine and conflicts involving Israel, medical epidemics, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak's ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak's; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the war in Ukraine, the conflicts involving Israel, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and residual effects of the COVID-19 pandemic; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends, including related to artificial intelligence (AI), and develop and market new products, solutions and technologies, including products based on its technology and

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expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s continued ability to manage, defend and resolve a variety of current and legacy claims without incurring material losses or disruptions to its business and to bear the costs associated with such claims; Kodak's ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology (IT) outages that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this first quarter 2025 financial results news release, reference is made to the following non-GAAP financial measures:

•
Operational EBITDA; and
•
Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the (loss) earnings from continuing operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; idle costs; other operating income; interest expense; and other income, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended March 31, 2024, rather than the actual average exchange rates in effect for the three months ended March 31, 2025.

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The following table reconciles the most directly comparable GAAP measure of Net (Loss) Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended March 31, 2025 and 2024, respectively:

(in millions)	Q1 2025	Q1 2024	$Change	% Change
Net (Loss) Income	$(7)	$32	$(39)	(122)%
All other	—	(1)	1
Depreciation and amortization	7	7	—
Restructuring costs and other	5	5	—
Stock based compensation	2	3	(1)
Idle costs (1)	1	—	1
Other operating income, net (2)	—	(17)	17
Interest expense (2)	14	15	(1)
Pension income excluding service cost component (2)	(22)	(41)	19
Other income, net (2)	—	(2)	2
Provision for income taxes (2)	2	3	(1)
Operational EBITDA	$2	$4	$(2)	(50)%
Impact of foreign exchange (3)	1	—	1
Operational EBITDA on a constant currency basis	$3	$4	$(1)	(25)%

Footnote Explanations:

(1)
Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
(2)
As reported in the Consolidated Statement of Operations
(3)
The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended March 31, 2024, rather than the actual average exchange rates in effect for the three months ended March 31, 2025.

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A.
FINANCIAL STATEMENTS

Eastman Kodak Company

Consolidated Statement of Operations (Unaudited)

	Three Months Ended
	March 31,
(in millions, except per share data)	2025	2024
Revenues
Sales	$210	$206
Services	37	43
Total revenues	247	249
Cost of revenues
Sales	174	168
Services	27	32
Total cost of revenues	201	200
Gross profit	46	49
Selling, general and administrative expenses	45	45
Research and development costs	9	9
Restructuring costs and other	5	5
Other operating income, net	—	(17)
(Loss) earnings from operations before interest expense, pension income excluding service cost component, other income, net and income taxes	(13)	7
Interest expense	14	15
Pension income excluding service cost component	(22)	(41)
Other income, net	—	(2)
(Loss) earnings from operations before income taxes	(5)	35
Provision for income taxes	2	3
NET (LOSS) EARNINGS	$(7)	$32

Basic net (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$(0.12)	$0.31
Diluted net (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$(0.12)	$0.30

Number of common shares used in basic and diluted net (loss) earnings per share
Basic	80.6	79.7
Diluted	80.6	91.3

The notes accompanying the financial statements contained in the Company’s first quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports First-Quarter 2025 Financial Results Page 8

Eastman Kodak Company

Consolidated Statement of Financial Position (Unaudited)

	March 31,	December 31,
(in millions, except per share data)	2025	2024
ASSETS
Cash and cash equivalents	$158	$201
Trade receivables, net of allowances of $6 and $7, respectively	149	138
Inventories, net	236	219
Other current assets	34	37
Total current assets	577	595
Property, plant and equipment, net of accumulated depreciation of $489 and $482, respectively	198	189
Goodwill	12	12
Intangible assets, net	19	20
Operating lease right-of-use assets	29	27
Restricted cash	89	92
Pension and other postretirement assets	937	989
Other long-term assets	76	77
TOTAL ASSETS	$1,937	$2,001

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$129	$120
Short-term borrowings and current portion of long-term debt	2	1
Current portion of operating leases	10	11
Other current liabilities	120	129
Total current liabilities	261	261
Long-term debt, net of current portion	473	466
Pension and other postretirement liabilities	198	197
Operating leases, net of current portion	24	21
Other long-term liabilities	198	197
Total liabilities	1,154	1,142

Commitments and Contingencies (Note 7)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	220	218

EQUITY
Common stock, $0.01 par value	—	—
Additional paid in capital	1,149	1,150
Treasury stock, at cost	(13)	(12)
Accumulated deficit	(400)	(393)
Accumulated other comprehensive loss	(173)	(104)
Total shareholders’ equity	563	641
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,937	$2,001

The notes accompanying the financial statements contained in the Company’s first quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.

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Eastman Kodak Company

Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended
	March 31,
(in millions)	2025	2024
Cash flows from operating activities:
Net (loss) earnings	$(7)	$32
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	7	7
Pension and postretirement income	(18)	(36)
Non-cash changes in workers' compensation and employee benefit reserves	1	(1)
Stock based compensation	2	3
Net gain from sale of assets	—	(17)
Provision for deferred income taxes	1	1
(Increase) decrease in trade receivables	(8)	53
Decrease (increase) in miscellaneous receivables	3	(2)
Increase in inventories	(15)	(15)
Increase in trade payables	6	7
Decrease in liabilities excluding borrowings and trade payables	(20)	(19)
Other items, net	10	4
Total adjustments	(31)	(15)
Net cash (used in) provided by operating activities	(38)	17
Cash flows from investing activities:
Additions to properties	(12)	(10)
Proceeds from sale of assets	5	17
Net cash (used in) provided by investing activities	(7)	7
Cash flows from financing activities:
Repayment of Amended and Restated Term Loan Agreement	—	(17)
Preferred stock cash dividend payments	(1)	(1)
Treasury stock purchases	(1)	—
Net cash used in financing activities	(2)	(18)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	(3)
Net (decrease) increase in cash, cash equivalents and restricted cash	(45)	3
Cash, cash equivalents and restricted cash, beginning of period	301	377
Cash, cash equivalents and restricted cash, end of period	$256	$380

The notes accompanying the financial statements contained in the Company’s first quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.